EXHIBIT 16

M A N N I N G   E L L I O T T           11th floor, 1050 West Pender Street
                                        Vancouver, BC Canada V6E 3S7
CHARTERED ACCOUNTANTS                   Phone: 604.714.3600  Fax: 604.714.3669
                                        Web: manningelliott.com



July 12, 2004

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, DC USA  20549


To Whom It May Concern:

We have read Item 4 of Net 1 UEPS Technologies Inc. report on Form 8-K and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements contained in the Form 8-K.

Very truly yours,

/s/ Manning Elliott

MANNING ELLIOTT
Chartered Accountants